UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

June 6, 2013

Date of Report (Date of earliest event reported)

THERMO FISHER SCIENTIFIC INC.

(Exact name of Registrant as specified in its Charter)

Delaware	1-8002	04-2209186
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

81 Wyman Street Waltham, Massachusetts	02451
(Address of principal executive offices)	(Zip Code)

(781) 622-1000

(Registrant’s telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On June 7, 2013, Thermo Fisher Scientific Inc. (the “Company”) announced that it priced an underwritten public offering (the “Offering”) of its common stock, par value $1.00 per share (“Common Stock”), in connection with the Forward Sale Agreements described below. On June 11, 2013, the Company announced that the underwriters exercised their over-allotment option in full in connection with the Offering. In connection with the Offering, the Company entered into: (i) letter agreements, each dated as of June 6, 2013 (the “Initial Forward Sale Agreements”), with each of JPMorgan Chase Bank, National Association, London Branch and Barclays Bank PLC (each, a “Forward Purchaser” and collectively, the “Forward Purchasers”), (ii) an underwriting agreement, dated as of June 6, 2013 (the “Underwriting Agreement”), with J.P. Morgan Securities LLC and Barclays Capital Inc., as representatives of the several underwriters listed therein (the “Underwriters”) and J.P. Morgan Securities LLC and Barclays Capital Inc. each as agent for an affiliate of its respective affiliated Forward Purchaser (collectively, the “Forward Sellers”) and (iii) letter agreements, each dated as of June 10, 2013 (the “Additional Forward Sale Agreements” and together with the Initial Forward Sale Agreements, the “Forward Sale Agreements,” and the Forward Sale Agreements together with the Underwriting Agreement, the “Offering Agreements”), with each of the Forward Purchasers, relating to the Offering of a total of 29,590,643 shares of Common Stock (the “Offered Shares”).

Pursuant to the Offering Agreements and at the Company’s request, the Forward Sellers agreed to borrow from third parties and sell to the Underwriters the Offered Shares in connection with the Forward Sale Agreements. If the Forward Sellers are unable to borrow and deliver for sale on the anticipated closing date the Offered Shares, or if the Forward Purchasers determine, in their commercially reasonable judgment, that it is either impracticable to do so or that the Forward Sellers are unable to borrow, at a stock loan rate not greater than a specified amount, and deliver for sale on the anticipated closing date the Offered Shares, then the Company will issue and sell to the underwriters a number of Offered Shares equal to the number of shares that the Forward Sellers do not borrow and sell. The closing of the sale of the Offered Shares is expected to occur on June 12, 2013.

Under the terms of the Forward Sale Agreements, the settlement of the Forward Sale Agreements must occur no later than 14 months from June 6, 2013. The Company will not initially receive any proceeds from the sale of the Offered Shares except to the extent it issues the portion of Offered Shares, if any, that the Forward Sellers do not borrow and sell. Although the Company expects to fully physically settle the Forward Sale Agreements entirely by delivering shares of Common Stock in exchange for cash proceeds, the Company may, subject to certain conditions, elect cash or net share settlement for all or a portion of its obligations under the Forward Sale Agreements if it concludes it is in the Company’s best interest to do so.

In connection with the Offering, the Company and certain of its officers entered into 60-day “lock-up” agreements in substantially the form included in the Underwriting Agreement and subject to customary exceptions.

The Offering was made pursuant to a prospectus supplement and an accompanying prospectus, both of which have been filed with the Securities and Exchange Commission pursuant to the Company’s automatic shelf registration statement on Form S-3 (Registration No. 333-187080).

The Offering Agreements contain customary representations, warranties and agreements by the Company, conditions to closing, indemnification rights, obligations of the parties and acceleration and termination provisions. The descriptions of the Underwriting Agreement and the Forward Sale Agreements set forth above are qualified in their entirety by reference to such documents, which are attached as Exhibits 1.1, 10.1, 10.2, 10.3 and 10.4 hereto respectively and are incorporated by reference in this Item 8.01.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

See Exhibit Index attached hereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THERMO FISHER SCIENTIFIC INC.

Date: June 11, 2013	By:	/s/ Seth H. Hoogasian
Name: Seth H. Hoogasian Title: Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

1.1	Underwriting Agreement, dated June 6, 2013, among the Company, the several Underwriters named in Schedule A thereto for which J.P. Morgan Securities LLC and Barclays Capital Inc. are acting as representatives and J.P. Morgan Securities LLC and Barclays Capital Inc. each as agent for its respective affiliated forward purchaser

5.1	Opinion of Wilmer Cutler Pickering Hale and Dorr LLP

10.1	Forward Sale Agreement, dated June 6, 2013, between the Company and JPMorgan Chase Bank, National Association, London Branch

10.2	Forward Sale Agreement, dated June 6, 2013, between the Company and Barclays Bank PLC

10.3	Additional Forward Sale Agreement, dated June 10, 2013, between the Company and JPMorgan Chase Bank, National Association, London Branch

10.4	Additional Forward Sale Agreement, dated June 10, 2013, between the Company and Barclays Bank PLC

23.1	Consent of Wilmer Cutler Pickering Hale and Dorr LLP (included in Exhibit 5.1)